Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of TD Bank US Holding Company, a Delaware corporation (the “Company”), hereby constitutes and appoints Bharat B. Masrani, Stephen J. Boyle, John R. Opperman and Geoffrey W. Ryan and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, (i) to sign any amendments to any existing Registration Statement (including post-effective amendments) filed by The South Financial Group, the Company or any of their respective affiliates on Form S-8 or such other form (or combined form) as such attorneys-in-fact, or any of them, may deem necessary or desirable in connection with the withdrawal or termination of any such Registration Statements, and (ii) to file all of the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and any other necessary governmental or regulatory agency, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statements, including any amendments (including post-effective amendments), supplements and other documents, shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.
     IN WITNESS WHEREOF each of the undersigned has subscribed these presents as of this 21st day of October, 2010.

/s/ Bharat B. Masrani
Bharat B. Masrani, President,
Chief Executive Officer and Director

/s/ Stephen J. Boyle
Stephen J. Boyle, Executive Vice President,
Finance and Chief Financial Officer

/s/ William E. Bennett
William E. Bennett, Director

/s/ W. Edmund Clark
W. Edmund Clark, Director

/s/ P. Kevin Condron
P. Kevin Condron, Director

Stanley E. Grayson, Director

/s/ Dana S. Levenson
Dana S. Levenson, Director

Thomas J. Mullin, Director

/s/ Peter G. Vigue
Peter G. Vigue, Director

Natica von Althann, Director